UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2017

THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

2775 Sanders Road, Northbrook, Illinois   60062
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ____

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed by the Registrant on September 18, 2017, the Registrant’s Board of Directors elected Gregg M. Sherrill as a director, effective October 1, 2017. At the time of the election, the Board had not made a determination regarding any committee assignments for Mr. Sherrill. On May 11, 2018, the Board of Directors appointed Mr. Sherrill as a member of the Audit Committee and the Nominating and Governance Committee, effective on that date.

Similarly, as previously reported on a Current Report on Form 8-K filed by the Registrant on December 20, 2017, the Registrant’s Board of Directors elected Margaret M. Keane as a director, effective January 1, 2018. At the time of the election, the Board had not made a determination regarding any committee assignments for Ms. Keane. On May 11, 2018, the Board of Directors appointed Ms. Keane as a member of the Compensation and Succession Committee, effective on that date.

This Form 8-K/A is filed as an amendment to each of the above-mentioned Forms 8-K and in accordance with instruction no. 2 of the Instructions to Item. 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Daniel G. Gordon
Name:	Daniel G. Gordon
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: May 11, 2018

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